EXHIBIT 3.6

                            AMENDED
                   ARTICLES OF INCORPORATION
                               OF
                  VISTA MEDICAL TERRACE, INC.

KNOW BY ALL THESE PRESENTS:

     That we, the undersigned, Directors being all natural persons of the age of eighteen years or more and Lewis M. Eslick, being the President, and William R. Ford, Jr., being the Secretary desire to form a body corporate under the General Corporation Laws of the State of Nevada do hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada, these Amended Articles of Incorporation:
                  [AMENDED SEPTEMBER 10, 1990]

                           ARTICLE I
NAME
     The name of the Corporation shall be:
          VISTA MEDICAL TERRACE, INC.
               [NOT AMENDED]

                           ARTICLE II

     That the principal office of this corporation is to be located in the City of Sparks, County of Washoe, State of Nevada, at 2345 East Prater Way, Suite 303, Sparks, Nevada 89431; but the corporation may maintain an office in such towns, cities, and places within and without the State of Nevada as the Board of Directors may from time to time determine, or as may be designated by the By-Laws of the said corporation. The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada, unless dissolved according to law. The resident agent of the corporation will be: LEWIS M. ESLICK, 6425 Meadow Country Drive, Reno, Nevada 89509.
                  [AMENDED SEPTEMBER 10, 1990]

                          ARTICLE III

PURPOSES AND POWERS

1. Purposes:

     Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Corporation Code.

     1.1 To perform any manner of services for or the general public.

2. General Powers:

     Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise powers and rights which a corporation on may exercise legally pursuant to the Nevada Corporation Code.

     2.1 To draw, make, endorse, accept, endorse, discount, execute and issue promissory notes, bills of exchange.
          warrants and other negotiable or transferable instruments.

3. Issuance of Shares:

     The Board of Directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed led with the Secretary of State of the State of Nevada. Such stock may be issued from time to time without action by the stockholders, for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, shall be deemed fully paid stock, and the holder of such shares shall not be liable for any further payment thereon.

     3.1 The corporation as directed by the Board of Directors may issue bonds, debentures or obligations of this corporation from time to time and to borrow money for any of the objects or purposes of the corporation, and to severe the same by mortgage, pledge, deed of trust or otherwise.
                  [AMENDED SEPTEMBER 10, 19901

                           ARTICLE IV
CAPITAL STOCK

     The, total authorized capital stock of the Corporation shall be divided into Fifty-Seven Thousand (57,000) shares, of which all shall be common stock with a par value of One ($1.00) Dollar. The corporation shall have no Preferred Stock. The Fifty-Seven Thousand (57,000) shares of One ($1.00) Dollar par value Common Stock is described below

1. Common Stock.

     The aggregate number of voting common shares which this Corporation shall have the authority to issue is Fifty-Seven Thousand (57,000) shares, each with one dollar ($1.00) par value, which shares shall be designated "Common Stock". The Common Stock shall have no special powers. preferences or rights, or qualifications, limitations or restrictions. The rights of holders of shares of Common Stock to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

2. Governing Board of Directors:

     The number of directors shall be fixed from time to time by or in the manner provided in the bylaws, So long as the number of directors shall be less than three, no shares of the Corporation may be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. So long as the number of directors shall be less than three, this provision also shall constitute a restriction on the transfer of shares and a legend shall be conspicuously placed on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors. The names and addresses of the persons who shall serve as directors until the next scheduled annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

     NAME                          ADDRESS

     Lewis M. Eslick               6425 Meadow Country Drive
                                   Reno, Nevada 89509

     William R. Ford, Jr.          2345 East Prater Way
                                   Suite 303
                                   Sparks, Nevada 09434

     William David Jackson         3359 Alpland Lane
                                   Sparks, Nevada 89434

     2.1 Transactions with interested Directors:

     No contract or other transaction between the Corporation and one or more of its directors or, any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorized, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

     (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     (c) The contract or transaction is fair and reasonable to the Corporation.

     2.2 Common or interested directors may be counted determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.
                  (AMENDED SEPTEMBER 10, 1990]

                           ARTICLE V

     The capital stock of this corporation shall not be subject to assessment to pay debts of the corporation, and no paid up stock and no stock issued as fully paid shall ever be assessable or assessed. The private property of the stockholders of the corporation shall not be subject to the payment of debts of said corporation to any extent whatever. The Articles of Incorporation shall not be amended in this particular.
                  [AMENDED SEPTEMBER 10, 1990]

                           ARTICLE VI

     The capital stock of this corporation after the payment of
the subscription price,   or the value thereof, shall be non
assessable.
                         [NOT AMENDED]

                          ARTICLE VII

     The Board of Directors shall not have the power and authority to power nor authority to increase the amount of total capital stock unless directed to do so by the majority of the stockholders of the corporation. The power and authority to increase the amount of total capital stock is vested in the stockholders of which the majority must vote Increase the amount of total capital stock of the corporation.
                  [AMENDED SEPTEMBER 10, 1990]

                          ARTICLE VIII

     The names and post office addresses of the incorporator signing these Articles of this incorporation is as follows:

     NAME                          ADDRESSES

     James L. Strandberg           1325 Airmotive Way
                                   Reno, Nevada, 89502
                         [NOT AMENDED]

                           ARTICLE IX

     The period of existence of this corporation shall be perpetual, subject only to termination by action of its stockholders or by the effect of law. During the time of the existence of this corporation the following shall be the doctrine for corporate opportunities:

     1. The officers. directors and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the
Corporation's  minutes.   When such areas of interest are
delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other management may avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of the Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.
                  [AMENDED SEPTEMBER 10, 19901

                           ARTICLE X

     The Board of Directors shall have the power and authority to appoint such officers and agents as the affairs of the corporation shall require and to allow them suitable compensation.
                         [NOT AMENDED]

                           ARTICLE XI

     The Board of Directors shall have the power and authority to make and alter or amend the By-Laws, to fix the amount in cash, or otherwise, to be reserved as working capital, and to authorize and to cause to be executed mortgages and liens upon the property and franchises of this corporation.
                         [NOT AMENDED]

                          ARTICLE XII

     The Board of Directors shall have the power and authority, with the consent in writing and pursuant to the vote of the holders of fifty-one percent (51%), or more, of the common-voting capital stock issued and outstanding, to sell. assign, transfer, or otherwise dispose of the whole property and business of this corporation, but not otherwise.
                  [AMENDED SEPTEMBER 10, 1990]

                          ARTICLE XIII

     The Board of Directors shall provide to the stockholders an unaudited statement of the accounts, books, and records of this corporation on an annual basis, or more frequently as directed by the Board of Directors.
                  [AMENDED SEPTEMBER 10, 1990]

                          ARTICLE XIV

     No shareholder may sell, assign, or otherwise transfer his shares and certificate or certificates of stock, or any part thereof, except to a spouse or direct family member, or by gift to other shareholders or their spouses, unless it is first offered to the corporation or the other shareholders upon the following terms and conditions

     1. For a per period of thirty-one (31) days after not notice, the corporation on shall have the option to purchase all or any part of the shares to be sold, assigned or otherwise transferred, at the price and upon the terms of offered by the selling stockholder.

     2. To the extent the corporation does not exercise its option as herein provided, the other shareholders shall have an option for an additional period of thirty-one
          (31) days to purchase all or any part of the shares to be sold, assigned or otherwise transferred at the offering price thereof, each shareholder in the same proportion that the number of shares he owns bears to the total number of shares of stock of the same class then issued and outstanding, excluding the shares offered to be sold.

     3. If neither the corporation nor shareholders shall exercise their option to purchase the stock available under the terms of this Article, those shares may be sold by the holder thereof to anyone at the price not less than that upon which they were offered to the corporation or other shareholders. If any of the said shares are offered for sale to others for a price lower than offered to the corporation or other shareholders, the corporation and other shareholders shall again have the options to purchase all or any part thereof at the lower offering price before said shares, or any part thereof, may be sold to the public at said lower offering price.
                  [AMENDED SEPTEMBER 10, 1990]

                           ARTICLE XV

     All transactions and acts by the Board of Directors shall be accomplished by a majority of the Board of Directors in the management of the business and affairs of the corporation, and the Board of Directors shall have the power to authorize the seal of the corporation to be affixed to all papers which may require it.
                  [AMENDED SEPTEMBER 10, 1990]

                          ARTICLE XVI

INDEMNIFICATION

     The Corporation may indemnify to the full extent authorized or permitted by the Nevada Corporation Code any person made, or threatened to be made, a party to an action, suite or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer, employee, fiduciary, or agent of the Corporation or serves or served any other enterprise at the request of the Corporation.
                  [AMENDED SEPTEMBER 10, 1990]

                          ARTICLE XVII

AMENDMENTS

     The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Nevada Corporation Code. Any proposed amendment shall be adopted upon receiving the affirmative vote of holders of a majority of the shares entitled to vote thereon, unless the holders of Preferred Stock are entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of a majority of the shares of Preferred Stock then outstanding and a majority of the shares of the Common Stock then outstanding.
                  [AMENDED SEPTEMBER 10, 1990]

                         ARTICLE XVIII

ADOPTION AND AMENDMENT OF BYLAWS

     The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, but the holders of Common Stock may also alter, amend or repeal the Bylaws or adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.
                  [AMENDED SEPTEMBER 10, 1990]

                          ARTICLE XIX

REGISTERED OFFICE AND REGISTERED AGENT

     The address of the initial registered office of the Corporation is 6425 Meadow Country Drive Reno, Nevada 89509 and the name of the registered agent at such address is Lewis M. Eslick.
Either the registered office or the registered agent may be changed in the manner provided by law.
                  [AMENDED SEPTEMBER 10, 1990]

     IN WITNESS WHEREOF, the above-named governing Board of Directors has signed these Amended Articles of Incorporation on September 10,1990

/s/ Lewis M. Eslick
Lewis M. Eslick

STATE OF NEVADA     )
                    ) ss.
COUNTY OF WASHOE    )

     On this 10th day of September, 1990 personally appeared before me, a Notary Public in and for the County of Washoe, State of
Nevada: Lewis M. Eslick known to me to be the person described in and who executed the foregoing instrument, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

/s/ Donna Marie Morton
NOTARY PUBLIC


/s/ William  R.  Ford, Jr.
William R. Ford, Jr.

STATE OF NEVADA     )
                    ) ss.
COUNTY OF WASHOE    )

     On this 10th day of September, 1990 personally appeared before me, a Notary Public in and for the County of Washoe, State of
Nevada: William R. Ford, Jr. known to me to be the person described in and who executed the foregoing instrument, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

/s/ Donna Marie Morton
NOTARY PUBLIC

/s/ William David Jackson
William David Jackson

STATE OF NEVADA     )
                    )  ss.
COUNTY OF WASHOE    )

     On this 10th day of September, 1990 personally appeared before me, a Notary Public in and for the County of Washoe, State of
Nevada: William David Jackson known to me to be the person described in and who executed the foregoing instrument, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

/s/ Donna Marie Morton
NOTARY PUBLIC